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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) September 20, 2005

                         Allied Waste Industries, Inc.
               (Exact name of registrant as specified in charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)





         1-14705                                            88-0228636
(Commission File Number)                       (IRS Employer Identification No.)






               15880 N. Greenway-Hayden Loop, Suite 100                85260
                       Scottsdale, Arizona                          (Zip Code)
                  (Address of principal executive offices)



Registrant's telephone number, including area code (480) 627-2700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240-13e-4(c))
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ITEM 7.01 REGULATION FD DISCLOSURE

On September 20, 2005 Allied Waste Industries, Inc. (NYSE: AW) announced that John J. Zillmer, Chairman and Chief Executive Officer and Peter S. Hathaway, Executive Vice President and Chief Financial Officer, are scheduled to meet with investors and give a presentation in connection with the Banc of America Securities 35th Annual Investment Conference on September 21, 2005 in
San Francisco.

Although the meetings are not expected to include the discussion of any material non-public information, the Company will post the presentation slides on its website at www.alliedwaste.com.

Allied Waste Industries, Inc., a leading waste services company, provides collection, recycling and disposal services to residential, commercial and industrial customers in the United States. As of June 30, 2005, the Company served nearly 10 million customers through a network of 315 collection companies, 166 transfer stations, 167 active landfills and 58 recycling facilities in 37 states and Puerto Rico.



                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Allied Waste Industries, Inc., has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 20, 2005

                         ALLIED WASTE INDUSTRIES, INC.

                           By: /s/ PETER S. HATHAWAY
                           -------------------------
                           Peter S. Hathaway
                           Executive Vice President and
                           Chief Financial Officer